EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K, into the Company's previously filed Registration Statements (File No. 33-69482, File No. 33-94982 and File No. 333-12255).

                                             ARTHUR ANDERSEN LLP

Baltimore, Maryland
February 21, 1997